UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2020

US ALLIANCE CORPORATION

(Exact name of registrant as specified in its charter)

KANSAS		26-4824142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 SW Gage Center Drive

Topeka, Kansas 66604

(Address of principal executive offices) (Zip Code)

(785) 228-0200

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b)of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.1b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2020, Dakota Life Insurance Company (“DLIC”), a wholly owned subsidiary of US Alliance Corporation (the “USAC”), purchased certain real estate, including an office building and other improvements (the “Property”), located in Topeka, Kansas, for a purchase price of $1,400,000 and pursuant to the terms and conditions of the Commercial Real Estate Contract (the “Purchase Contract”) between USAC and Trinity Life Insurance Company (the “Seller”). USAC intends to move its business and operations from its current location to the Property. The Seller is an unrelated third party and the purchase was at fair market value.

In connection with DLIC’s purchase of the Property, DLIC assumed two lease agreements between the Seller and the U.S. government, along with related service contracts.

The foregoing description of the purchase of the Property and related lease assumption does not purport to be a complete description of the terms and conditions of such purchase and assumption, and is qualified in its entirety by reference to the Purchase Contract, a copy of which is filed as Exhibit 10.1 to this report, and which is incorporated herein by reference.

ITEM 2.01       COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The disclosures in Item 1.01 are hereby incorporated by reference into this Item 2.01.

ITEM 9.01. EXHIBITS.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Commercial Real Estate Contract between USAC and Trinity Life Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 20, 2020	US ALLIANCE CORPORATION

	By:	/s/ Jack H. Brier
Jack H. Brier
President and Chairman